Exhibit 10-BBaf

THIRD WAIVER AGREEMENT AND AMENDMENT

THIS THIRD WAIVER AGREEMENT AND AMENDMENT dated as of January 27, 2014 (this “Agreement”) is entered into among Tech Data Corporation, a Florida corporation (the “Lessee”), SunTrust Bank, a Georgia banking corporation (the “Lessor”), the Lenders party hereto, the Alternative Lessees party hereto, the Guarantors party hereto and SunTrust Equity Funding, LLC, as agent (the “Agent”). All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Participation Agreement (as defined below).

RECITALS

WHEREAS, the Lessee, the Lessor, the Lenders and the Agent entered into that certain Fourth Amended and Restated Participation Agreement, dated as of June 27, 2013 (as further amended or modified from time to time, the “Participation Agreement”), which has been acknowledged and agreed to by the Alternative Lessees;

WHEREAS, the Lessor and the Lessee entered into that certain Fourth Amended and Restated Lease Agreement, dated as of June 27, 2013 (as further amended or modified from time to time, the “Lease Agreement”), which has been acknowledged and agreed to by the Alternative Lessees;

WHEREAS, the Lessee, the Subsidiaries of the Lessee party thereto, the Agent and the Lessor entered into that certain Third Amended and Restated Guaranty Agreement (Lessee Obligations), dated as of June 27, 2013 (as further amended or modified from time to time, the “Guaranty Agreement”);

WHEREAS, the Lessor, the several lenders from time to time parties thereto and the Agent entered into that certain Fourth Amended and Restated Credit Agreement, dated as of June 27, 2013 (as further amended or modified from time to time, the “Lease Credit Agreement”);

WHEREAS, the Lessee has informed the Agent, the Lessor and the Lenders that, as a result of the Specified Matters and/or the Annual Meeting Matter, certain defaults may have occurred or may occur under certain of the Lessee’s agreements or instruments relating to Indebtedness or Guarantees (collectively, the “Prior Potential Cross Events of Default”);

WHEREAS, the Prior Potential Cross Events of Default, if not waived by the Majority Financing Parties and the Agent, may have resulted in or will result in Lease Events of Default pursuant to Section 17.1(h) of the Lease Agreement, and therefore the Lessee has requested that the Financing Parties and the Agent agree to waive, and the Financing Parties signatories hereto (which include at least the Majority Financing Parties) and the Agent have agreed to waive, any Lease Event of Default under Section 17.1(h) of the Lease Agreement that may have occurred due to or resulting from the Prior Potential Cross Events of Default to the extent set forth in this Agreement;

WHEREAS, the Lessee has also informed the Agent, the Lessor and the Lenders of the Annual Meeting Matter and that the Lessee’s delivery of certain restated financial statements may be further delayed and has requested that the Majority Financing Parties and the Agent waive the Annual Meeting Matter and agree to an extension for such delivery; and

WHEREAS, the Financing Parties signatories hereto (which include at least the Majority Financing Parties) and the Agent have agreed to waive the Annual Meeting Matter and extend the time for the delivery of the Lessee’s restated financial statements, in each case to the extent set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Waiver of Certain Cross Defaults. Effective as of the Waiver Effective Date (as defined below), the Financing Parties that are signatories hereto hereby agree, and the Agent hereby consents and agrees, to waive any Lease Event of Default that may occur pursuant to Section 17.1(h) of the Lease or any Event of Default that may occur pursuant to Section 6(f) of the Guaranty Agreement as a result of violations of any agreement or instrument governing Indebtedness or a Guarantee of the Lessee due to (i) the Specified Matters, (ii) the failure to file with the Securities and Exchange Commission or to transmit to holders thereunder the Lessee’s financial statements for the fiscal year ended January 31, 2013 or for the fiscal quarters ended April 30, 2013, July 31, 2013 or October 31, 2013 as and when required by the terms thereof or (iii) the Annual Meeting Matter (A) in the case of any agreement or instrument governing Indebtedness of the Lessee (other than Material Debt Agreements (as defined below)), until the earlier of (x) February 28, 2014 and (y) the date of acceleration of such Indebtedness or enforcement of a lien securing such Indebtedness, and (B) in the case of Material Debt Agreements, until the earlier of (x) February 15, 2014 and (y) the date of acceleration of such Indebtedness or enforcement of a lien securing such Indebtedness.
The above waivers are limited solely to the specific waivers identified above and nothing contained in this Agreement shall be deemed to constitute a waiver of any other rights or remedies the Agent or any Financing Party may have under the Participation Agreement, Lease Agreement or any other Operative Agreement or under applicable law.

The following agreements shall constitute the “Material Debt Agreements”: (i) the Tech Data Credit Agreement, (ii) the Transfer and Administration Agreement, dated as of May 19, 2000, among the Lessee, as collection agent, Tech Data Finance SPV, Inc., as transferor, Liberty Street Funding Corp., Chariot Funding LLC, The Bank of Nova Scotia, JPMorgan Chase Bank, N.A. and Bank of America, National Association, as has been further amended (the “Transfer and Administration Agreement”), (iii) ISDA 2002 Master Agreement and the related Schedule thereto, each dated as of August 30, 2010 among Bank of America, N.A., the Lessee and the affiliates of the Lessee listed in Exhibit A to the Schedule thereto, (iv) the ISDA Master Agreement and related Schedule thereto, each dated as of April 30, 2003 between Citibank, N.A. and Tech Data Global

Finance L.P. and (v) the ISDA 2002 Master Agreement and related Schedule thereto, each dated as of December 14, 2011 among JPMorgan Chase Bank, N.A. and Tech Data Europe GMBH and the affiliates listed in Exhibit A to the Schedule thereto.

2.    Lease Credit Agreement Waiver. The Agent and the Lenders hereby confirm that no Lease Event of Default or Event of Default pursuant to the Guaranty that has been waived in Section 1 of this Agreement shall constitute an Event of Default under Section 5(f) of the Lease Credit Agreement or under any other provision of any other Operative Agreement.
3.    No Liquidated Damages. The Agent, the Lessor and each Lender acknowledge and agree that none of them has any right to recover final liquidated damages as provided in Section 17.5 of the Lease Agreement with respect to any Lease Event of Default that has been waived hereunder, solely to the extent of such waiver.
4.    Amendment to Participation Agreement. The Participation Agreement is hereby amended as follows:
(a)    In Section 5.1(a) of the Participation Agreement, clause (iv) is hereby amended and restated in its entirety to read as follows:
“(iv) is in compliance with all Laws (other than with respect to the Specified Matters and the Annual Meeting Matter);”
(b)    In Section 5.1(e) of the Participation Agreement, clause (ii) is hereby amended and restated in its entirety to read as follows:
“(ii)    The Lessee’s earnings release dated March 4, 2013 fairly presents the financial condition of the Lessee and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, except to the extent affected by the Specified Matters and the effect of recognizing up to $42,000,000 of additional tax contingencies.”
(c)    In Section 7.3A(a) of the Participation Agreement, the fourth sentence is hereby amended and restated in its entirety to read as follows:
“The Financing Parties and the Agent hereby consent to a waiver of compliance, which waiver shall be identical in scope to the waiver agreement dated as of April 30, 2013, as amended by the first amendment to waiver agreement dated as of July 29, 2013, as further amended by the second amendment to waiver agreement dated as of October 16, 2013 and as further amended by the third amendment to waiver agreement dated as of January 27, 2014, entered into among the Lessee, the lenders party thereto, the guarantors party thereto and Bank of America, N.A., regarding Sections 7.01(a), 7.01(b), 7.02(a), 7.02(b), 7.03(a), 7.08, 7.09(a), 7.09(b) and 7.13 of the Incorporated Covenants as they relate to (i) the Specified Matters, which waiver of compliance shall only remain effective through February 28, 2014, or (ii) the Annual Meeting Matter, which waiver of compliance shall be rescinded and shall no longer be effective if Tech Data fails to obtain an applicable exception from NASDAQ on or before March 27, 2014 with respect to the Annual Meeting Matter or NASDAQ takes any action or fails to take any action in connection with the Annual Meeting Matter that could reasonably be likely to result in the delisting of Tech Data from NASDAQ or actually results in the delisting of Tech Data from NASDAQ.”
(d)    In Section 7.3A(b) of the Participation Agreement, the second parenthetical is hereby amended and restated in its entirety to read as follows:
“(except to the extent waived in Section 7.3A(a) immediately above regarding Sections 7.01(a), 7.01(b), 7.02(a) and 7.02(b) of the Incorporated Covenants as it relates to the provision of the financial statements and related compliance certificates for (i) the fiscal quarter and year ended January 31, 2013 and (ii) the fiscal quarters ended April 30, 2013, July 31, 2013 and October 31, 2013, each as they relate to the Specified Matters, which waiver of compliance shall remain effective only through February 28, 2014)”
(e)    Appendix A to the Participation Agreement is hereby amended by adding the following definitions thereto in appropriate alphabetical order:
“Annual Meeting Matter” shall mean the possible inability of Tech Data to hold an annual meeting for the fiscal year ended January 31, 2013 due to the delay in the preparation of its financial statements for the fiscal year ended January 31, 2013 as required by the NASDAQ listing requirements and Florida law.
“NASDAQ” shall mean the NASDAQ Stock Market.
5.    Amendment to Lease Agreement. The Lease Agreement is hereby amended as follows:
(a)    The last proviso in Section 17.1 of the Lease Agreement is hereby restated as follows:
“provided, however, if an event shall occur (i) prior to February 28, 2014 due to the Specified Matters or (ii) due to the Annual Meeting Matter (however, the waiver with respect to this clause (ii) shall be rescinded and shall no longer be effective if Tech Data fails to obtain an applicable exception from NASDAQ on or before March 27, 2014 with respect to the Annual Meeting Matter or NASDAQ takes any action or fails to take any action in connection with the Annual Meeting Matter that could reasonably be likely to result in the delisting of Tech Data from NASDAQ or actually results in the delisting of Tech Data from NASDAQ) that would otherwise result in a Lease Event of Default under Sections 17.1(d), 17.1(e) only to the extent Section 17.1(e) includes the Incorporated Covenants set forth in Article VII of the Tech Data Credit Agreement), 17.1(f) or 17.1(g) then such events shall not be deemed to be a Lease Event of Default. For the avoidance of doubt, this proviso shall also apply without limitation in each of the other Operative Agreements into which the Lease Events of Default are incorporated as Events of Default.”
(b)    In Section 20.1(d) of the Lease Agreement, (i) the reference to “January 31, 2014” is hereby replaced with a reference to “February 28, 2014” and the following clause shall be added immediately after the amount “$100,000,000” where it appears in the ninth line of such Section: “or (iii) failure of Lessee to obtain an applicable exception from NASDAQ on or before March 27, 2014 with respect to the Annual Meeting Matter or NASDAQ takes any action or fails to take any action in connection with the Annual Meeting Matter that could reasonably be likely to result in the delisting of Lessee from NASDAQ or actually results in the delisting of Lessee from NASDAQ,”.
6.    Condition Precedent. This Agreement shall be effective upon receipt by the Agent of counterparts of this Agreement duly executed by the Lessee, the Alternative Lessees, the Guarantors, the Majority Financing Parties and the Agent (the date of such receipt, the “Waiver Effective Date”).
7.    Miscellaneous.
(a)    The Participation Agreement, the Lease Agreement, the Guaranty Agreement and the obligations of the Lessee thereunder and under the other Operative Agreements, as amended as expressly set forth in this Agreement, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.
(b)    Each Alternative Lessee (i) acknowledges and consents to all of the terms and conditions of this Agreement, (ii) affirms all of its obligations under the Operative Agreements to which it is a party and (iii) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Operative Agreements to which it is a party.
(c)    Each Guarantor (i) acknowledges and consents to all of the terms and conditions of this Agreement, (ii) affirms all of its obligations under the Operative Agreements to which it is a party and (iii) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Guaranty Agreement or the other Operative Agreements to which it is a party.
(d)    After giving effect to this Agreement, the Lessee represents and warrants to the Agent and the Financing Parties that, except with respect to any Lease Event of Default that may occur pursuant to Section 17.1(h) of the Lease waived pursuant to this Agreement, no event has occurred and is continuing which constitutes a Default or an Event of Default (as defined in the Participation Agreement).
(e)    This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile or by email shall be effective as an original and shall constitute a representation that an executed original shall be delivered.

(f)    The headings of this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning thereof.
(g)    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF FLORIDA, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICT OF LAWS.
(h)    The Lessee shall pay, or reimburse the Agent for, any and all out-of-pocket costs and expenses incurred by the Agent in connection with this Agreement, including, without limitation, reasonable and documented attorneys’ fees, within thirty (30) days of receipt by the Lessee of an invoice for any such costs and expenses.

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Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

LESSEE & GUARANTOR:

TECH DATA CORPORATION,
a Florida corporation

By: /s/    CHARLES V. DANNEWITZ
Name: Charles V. Dannewitz
Title: Senior Vice President and Treasurer

ALTERNATIVE LESSEE & GUARANTOR:

TECH DATA PRODUCT MANAGEMENT, INC.,
a Florida corporation

By: /s/    CHARLES V. DANNEWITZ
Name: Charles V. Dannewitz
Title: Senior Vice President and Treasurer

ALTERNATIVE LESSEE:

TD FACILITIES, LTD.,
a Texas Partnership

By: /s/    CHARLES V. DANNEWITZ
Name: Charles V. Dannewitz
Title: Senior Vice President and Treasurer

GUARANTOR:

TECH DATA FINANCE PARTNER, INC.,
a Florida corporation

By: /s/    CHARLES V. DANNEWITZ
Name: Charles V. Dannewitz
Title: Senior Vice President and Treasurer

SUNTRUST BANK, as Lessor

By: /s/    SHAWN WILSON
Name: Shawn Wilson
Title: Director

SUNTRUST EQUITY FUNDING, LLC, as Agent

By:     /s/ JUSTIN WILDE
Name: Justin Wilde
Title: Manager

THE BANK OF NOVA SCOTIA, as a Lender

By:     /s/ EUGENE DEMPSEY
Name: Eugene Dempsey
Title: Director, Corporate Banking

FIFTH THIRD BANK, an Ohio banking corporation, as a Lender

By:     /s/ JOHN A. MARIAN
Name: John A. Marian
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:     /s/ RICHARD J. AMENY JR.
Name: Richard J. Ameny Jr.
Title: Vice President

MERCANTIL COMMERCEBANK, N.A., as a Lender

By:
Name:
Title:

BTMU CAPITAL LEASING & FINANCE, INC., as a Lender

By:     /s/ GREGORY REGISTER
Name: Gregory Register
Title: Managing Director

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